EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                               IP PROMOTIONS, INC.


                                    ARTICLE I

               The name of the corporation is: IP Promotions, Inc.


                                   ARTICLE II

The resident agent name and street address: Adam Shaikh, 7917 Autumn Gate Ave.,
                              Las Vegas, NV. 89131


                                   ARTICLE III

         The number of shares authorized is 75,000,000 Par Value $0.001


                                   ARTICLE IV

 The initial member of the Board of Directors shall be John Rocker, 1223 Manor
                         Oaks Court, Atlanta, Ga. 30338


                                    ARTICLE V

             The purpose of the corporation is any lawful business.


                                   ARTICLE VI

 The name and address of the original incorporator is: Erik Nelson, 950 Eulalia
                         Road N.E., Atlanta, Ga. 30319



Dated:  December 12/10/2004

/S/  Erik S. Nelson
-------------------------------
Original Incorporator.


Acceptance of Resident Agent:


/S/  Adam Shaikh
---------------------------------------------
Adam Shaikh